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                                                              EXHIBIT 23


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-80333, 2-95605, 33-30551, 33-36428, and 33-42572 on Form S-8, Amendment No. 1
to Registration Statement No. 33-60034 on Form S-3 and Amendment No. 1 to Registration Statement No. 33-48053 on Form S-2 of TPI Enterprises, Inc. of our report dated March 28, 1996, appearing in this Annual Report on Form 10-K of TPI Enterprises, Inc. for the fiscal year ended December 31, 1995.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
April 1, 1996